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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K






                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 21, 1996


                              DYNAMOTION/ATI CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                    NEW YORK
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

         0-19143                                        93-1192354
(COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NUMBER)




                    1639 E. EDINGER AVE., SANTA ANA, CA 92705
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714)541-4818


                                      N.A.
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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                              DYNAMOTION/ATI CORP.






ITEM 2.   DISPOSITION OF ASSETS

                          DESCRIPTION OF ATI ASSET SALE


                  Pursuant to a Purchase and Sale Agreement (the "Sale Agreement"), on August 21, 1996 the Company sold substantially all of the assets (other than finished goods) associated with its ATI router product line to Advanced Technology Inc. ("Purchaser"). The purchase price for the assets consisted of (a) $1,100,000 ($300,000 paid in cash and the balance paid by delivery to the Company of a $800,000 promissory note (the "Note")) and (b) the value of certain assumed liabilities. Principal under the Note is payable monthly at a rate equal to 15% of Purchaser's gross revenue and interest is payable quarterly (with all principal and accrued interest due on December 31, 1997).

                  The finished goods associated with the Company's ATI router product line will be sold to Purchaser pursuant to the terms of a Finished Goods Agreement (the "Finished Goods Agreement"). Such finished goods will be sold to Purchaser as customers agree to purchase the finished goods; provided, however, Purchaser agreed, subject to certain conditions, to purchase on December 31, 1996 all finished goods not sold to customers on or before such date (payments of the purchase price therefor to be made through June 30, 1997).

                  Purchaser's obligations under the Note and the Finished Goods Agreement are secured by (i) a second priority security interest in all of Purchaser's assets and (ii) a second priority lien in all of the outstanding stock of Purchaser (which lien on such stock can be foreclosed upon only in the event of fraud or malfeasance).

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Pro forma information in support of Item 2 shall be furnished on or before October 21,1996.


         Exhibits.

         10qq. Purchase and sale agreement dated August 20, 1996.



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                              DYNAMOTION/ATI CORP.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   DYNAMOTION/ATI CORP.




Date:    September 4, 1996                         By:   /S/ Kirk A. Waldron
         ------------------                              -------------------
                                                   Kirk A. Waldron
                                                   Chief Financial Officer and
                                                   Chief Accounting Officer


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